CONTRACTOR AGREEMENT

This agreement (Agreement) is made between GTE Data Services GmbH, a limited liability company organized and existing under the laws of the Federal Republic of Germany, with a place of business at One East Telecom Parkway, FLTDSA1H, Temple Terrace, FL 33687, (CUSTOMER), and Cyber Digital Inc., located at 400 Oser Avenue, Suite 1650, Hauppauge, NY 11788 (CONTRACTOR).

In consideration of the mutual terms and conditions of this Agreement, the parties agree as follows:

1.       GENERAL

         CUSTOMER retains CONTRACTOR to perform the services described in Schedule A (Services) concerning SS7 DSC consulting services in support of CUSTOMER's contract with o.tel.o communications GmbH & Co. ("o.tel.o"). This Agreement shall be contingent upon execution of an agreement for SS7 DSC consulting services between CUSTOMER and o.tel.o. Services shall be performed in Germany in accordance with Schedule A and the compensation arrangement set out in Paragraph 2 of this Agreement, below.

2.       FEES, EXPENSES, AND BILLING

         (a) CUSTOMER agrees to pay CONTRACTOR the following fees (Fees) for Services to be accomplished under this Agreement. Fees will be paid monthly using the following rate schedules:

                  Amount                    Job Title

                  $800/per work day         SS7/AIN Technician
                  $720/per work day         SS7/AIN Data Base Administrator

                  A work day shall consist of 8 or more hours of billable work time. No additional compensation is due for hours worked in excess of 8 hours per day. For work consisting of less than 8 hours per day, CUSTOMER shall pay CONTRACTOR $100 per hour for the Technician and $90 per hour for the Data Base Administrator.

                  Note: One week in Dallas for GTE training will be free of charge from CONTRACTOR and the last week in Germany will be free of charge.

         (b) In addition to the Fees set forth in 2.(a), CUSTOMER will pay CONTRACTOR a per diem rate of $175 per employee while based in Germany. The per-diem will be in lieu of all expenses including, but not limited to, airline travel, lodging, meals, telephone toll charges, ground


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                  transportation, and miscellaneous expenses incurred away from
                  CONTRACTOR's offices.

         (c) CONTRACTOR shall submit invoices to CUSTOMER for Fees and for per-diem, together with the documentation required under this Agreement, following completion of CONTRACTOR'S services on a monthly basis. Each invoice must contain the following information, at a minimum:

                           CONTRACTOR'S Firm Name and Remit to Address Description of Performance for Which Payment is Due Number of hours worked including non-compensable hours
                           GTE Purchase Order Number_________
                           GTE Agreement Number______________

                  If CUSTOMER determines that an invoice and the related documentation are complete and correct, CUSTOMER will pay to CONTRACTOR the amount of the invoice within thirty (30) days after CUSTOMER's receipt of the invoice. If CUSTOMER determines that the invoice and/or the related documentation is incomplete and/or incorrect, CUSTOMER will notify CONTRACTOR within ten (10) business days after CUSTOMER's receipt of the invoice to resolve any disputes regarding the invoice and/or the related documentation.

         (d) CONTRACTOR shall maintain complete and accurate records in a form in accordance with generally accepted accounting practices, to substantiate CONTRACTOR charges. Such records shall include, but not be limited to, time cards, job cards and job summaries. CONTRACTOR shall retain, and make available upon request, such records for a period of three (3) years from the date of payment(s) for Consulting Services covered by this Agreement. CUSTOMER and its authorized agents shall have access to such records during normal business hours during the term of this Agreement and during the respective periods in which CONTRACTOR is required to maintain such records pursuant to this subsection.

3.       TERM

         This Agreement shall become effective when signed by both parties and, except as otherwise provided in this Agreement, shall continue in full force and effect thereafter for 18 months unless sooner terminated as provided herein.

4.       PERFORMANCE STANDARD

         CONTRACTOR shall perform Services to the satisfaction of CUSTOMER. CONTRACTOR shall provide written notification of completion of Services to the CUSTOMER. CONTRACTOR shall correct at its expense all deficiencies caused by CONTRACTOR and complete the correction as quickly as possible.


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5.       WARRANTY

         CONTRACTOR represents, warrants, and covenants to CUSTOMER that:

         (a) In performing Services, CONTRACTOR will strictly comply with the descriptions and representations as to the Services (including performance capabilities, accuracy, completeness, characteristics, specifications, configurations, standards, functions, and requirements) which appear herein and to any subsequently issued attachments hereto and (if applicable) its employees will perform Services on time and further that Services will be in strict accordance with all applicable laws, codes, ordinances, orders, rules and regulations of local, state, federal and foreign governments and agencies and instrumentalities, including, but not limited to, applicable wage and hour, safety and environmental laws, and all standards and regulations of appropriate regulatory commissions and similar agencies.

         (b) All Services furnished by CONTRACTOR shall be performed (i) in a diligent, efficient and skillful manner, (ii) to the best of CONTRACTOR's ability and (iii) at generally accepted levels of performance available in the telecommunications industry. Any substantial interruption or degradation of service, as determined by CUSTOMER, will be considered below the generally accepted levels of performance in the industry. Any dispute or controversy relating to whether any Services meet the generally accepted levels of performance in the industry shall be decided by CUSTOMER in its reasonable discretion. The CONTRACTOR recognizes that its performance is for the benefit of o.tel.o and that if o.tel.o determines that the performance is not acceptable, the CONTRACTOR will not be paid for those services.

         (c) If Services rendered by an employee of the CONTRACTOR are in breach of the warranty or otherwise unsatisfactory in the sole judgment of the CUSTOMER, CUSTOMER shall notify CONTRACTOR. Upon receipt of notice from CUSTOMER that Services rendered by an employee of CONTRACTOR are unsatisfactory, CONTRACTOR shall immediately remove said employee and, within ten (10) calendar days replace said employee with another employee who is qualified to provide the Services.

         (d) All goods provided and Services performed under this Agreement do not and will not give rise to or result in any infringement or misappropriation of any patent, copyright, trade secret, or any violation of any other intellectual property right of any third party.


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6.       PERFORMANCE SCHEDULE

         CONTRACTOR shall be free at all times to arrange the time and manner of performance of Services and will not be expected to maintain a schedule of duties or assignments except as needed to meet deadlines or schedules established by CUSTOMER. CONTRACTOR will work as CONTRACTOR may so independently decide. CUSTOMER shall specify milestones, meeting and conference schedules, and due dates for deliverables.

7.       DIRECTION AND CONTROL

         CUSTOMER shall not direct, control or supervise CONTRACTOR as to the details or means by which Services are accomplished.

8.       NON-COMPETE

         CONTRACTOR shall not directly or indirectly engage in a business or other activity in competition with CUSTOMER in the provision of consulting services to o.tel.o or its affiliates and subsidiaries. This non-compete covenant shall remain in full force and effect during the term of this Agreement and for a period of one (1) year following the date of its termination. In the event of any breach, CUSTOMER shall be entitled to full injunctive relief without need to post bond, which rights shall be cumulative with and not necessarily successive or exclusive of any other legal rights.

9.       OWNERSHIP OF WORK PRODUCT

         (a) CONTRACTOR shall make prompt written disclosure to CUSTOMER of all inventions, improvements, discoveries, computer software (including firmware), and other forms of technology or intellectual property made or conceived or actually or constructively reduced to practice during the term of this Agreement, whether solely or jointly with others, and which are associated with, refer to, are suggested by, or result from any Services which CONTRACTOR may do pursuant to this Agreement, or from any information obtained by CONTRACTOR from CUSTOMER or in discussions and meetings with employees of CUSTOMER or any of its affiliated companies. Furthermore, CONTRACTOR hereby assigns and agrees to assign its entire right, title and interest in and to said inventions, improvements, discoveries, computer software and other forms of technology and intellectual property to CUSTOMER and, at the expense of CUSTOMER, agrees to assist CUSTOMER in every proper way to protect said inventions, improvements, discoveries, computer software and other forms of technology and intellectual property, including, but not limited to, signing patent and copyright applications, oaths or declarations, and assignments in favor of CUSTOMER relating to the said inventions, improvements, discoveries, computer software, and other forms of


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                  technology  and  intellectual   property,   as  well  as  such
                  ancillary  and  confirmatory  documents  as may be required or
                  appropriate   to  insure   that  such  title  is  clearly  and
                  exclusively vested in CUSTOMER, within the United States and in any and all foreign countries. CONTRACTOR further agrees to assist and cooperate with all efforts to enforce the rights of CUSTOMER in such property against any third parties at the expense of CUSTOMER.

         (b) All notes, designs, models, prototypes, drawings, data storage media, listings, deliverables, technical data, and other work product developed in connection with or pursuant to the terms and conditions of this Agreement, including any reports to be prepared by CONTRACTOR for CUSTOMER under this Agreement, shall become and remain the exclusive property of CUSTOMER, and CUSTOMER shall have the rights to use such for any purpose without any additional compensation to CONTRACTOR.

         (c) CONTRACTOR grants to CUSTOMER its entire right, title and interest in and to (including the right to reproduce, modify, display, produce derivative works of, translate, publish, sell, use, dispose of, and to authorize others so to do, and the right to copyright and to register such copyright in CUSTOMER's or its nominee's name) all copyrightable materials conceived or first produced under this Agreement by CONTRACTOR; and CONTRACTOR agrees that such copyrightable materials are works made for hire exclusively for CUSTOMER under the copyright laws of the United States. Further, CONTRACTOR grants to CUSTOMER a royalty-free, nonexclusive, transferrable, sublicensable, and irrevocable license to any and all copyrighted or copyrightable works not conceived or first produced by CONTRACTOR in the performance of this Agreement, but which are incorporated in any materials furnished under this Agreement to CUSTOMER by CONTRACTOR, provided that such license shall only be to the extent that CONTRACTOR has, or prior to completion of final settlement of this Agreement, may acquire, the right to grant such license without becoming liable to pay compensation to others solely because of such grant.

         (d) In the event any work conceived or first produced under this Agreement shall not be deemed to be a work made for hire exclusively for CUSTOMER under the copyright laws of the United States, CONTRACTOR hereby assigns and agrees to assign to CUSTOMER its entire right, title and interest in and to such work, including all copyrights therein, and CONTRACTOR further agrees at CUSTOMER's expense to execute whatever assignments of copyright and ancillary and confirmatory documents in said work may be required or appropriate so that title to the work and to the copyrights therein will be clearly and exclusively held by CUSTOMER.


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         (e)      CONTRACTOR  warrants and  represents  that it has or will have the  right,  through  written  agreements  with all  employees
                  performing   Services   under  or  in  connection   with  this
                  Agreement, to secure for CUSTOMER the rights called for in this Section. Further, in the event CONTRACTOR uses any subcontractor, consultant or other third party to perform any of the Services contracted for by this Agreement, CONTRACTOR agrees to enter into such written agreements with such third party, and to take such other steps as are or may be required to secure for CUSTOMER the rights called for in this Section.

10.      CONFIDENTIAL INFORMATION

         (a) In the course of performing Services pursuant to this Agreement, CONTRACTOR may come into contact with, or acquire knowledge about, CUSTOMER's technical or business information including information or data pertaining to specifications, drawings, sketches, models, samples, computer programs, information about CUSTOMER's network or facilities, and CUSTOMER's customers, which information may be in written or oral form (Information). Such Information is, and shall remain, the exclusive property of the CUSTOMER. CONTRACTOR shall treat and maintain all such Information as confidential, whether or not it has been physically marked as Confidential. The Information may be used by CONTRACTOR only if required to perform Services under this Agreement and may only be distributed to those employees of CONTRACTOR who have a need to know in order to perform Services pursuant to this Agreement; the Information may not be released to any other person, entity, or the public without the written consent of CUSTOMER.

         (b) The foregoing obligations shall not apply to any Information lawfully in CONTRACTOR's possession prior to its acquisition from the CUSTOMER; received in good faith from a third party not subject to any confidential obligation to the CUSTOMER; now is or later becomes publicly known through no breach of confidential obligation by CONTRACTOR.

         (c) If CONTRACTOR receives a request to disclose any information (whether pursuant to a valid and effective subpoena, an order issued by a court or other governmental authority of competent jurisdiction or otherwise) on advice of legal counsel that disclosure is required under applicable law, CONTRACTOR agrees that, prior to disclosing any information, it shall (i) notify CUSTOMER of the existence and terms of such request or advice,
                  (ii) cooperate with CUSTOMER in taking legally available steps to resist or narrow any such request or to otherwise eliminate the need for such disclosure, if requested to do so by CUSTOMER, and (iii) at CUSTOMER's expense, if disclosure is required, use its best efforts to obtain a protective order or other reliable assurance that confidential


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                  treatment will be afforded to such portion of the  Information as is required to be disclosed;

         (d) If CONTRACTOR is given access, whether on-site or through remote facilities, to any CUSTOMER computer or electronic data storage system in order for CONTRACTOR to accomplish the Services called for in this Agreement, CONTRACTOR shall limit such access and use solely to perform work within the scope of this Agreement and shall not access or attempt to access any computer system, electronic file, software or other electronic services other than those specifically required to accomplish the work required under this Agreement. CONTRACTOR shall limit such access to those of its employees whom CUSTOMER has authorized in writing to have such access in connection with this Agreement, and shall strictly follow all CUSTOMER's security rules and procedures for use of CUSTOMER's electronic resources. All user identification numbers and passwords disclosed to CONTRACTOR and any information obtained by CONTRACTOR as a result of CONTRACTOR's access to and use of CUSTOMER's computer and electronic data storage systems shall be deemed to be, and shall be treated as, CUSTOMER Information under applicable provisions of this Agreement. CONTRACTOR agrees to cooperate with CUSTOMER in the investigation of any apparent unauthorized access by CONTRACTOR to CUSTOMER's computer or electronic data storage systems or unauthorized release of Information by CONTRACTOR.

         (e) The obligation of confidentiality and use with respect to Information shall survive termination of this Agreement.

11.      DISPUTE RESOLUTION

         (a) The parties desire to resolve certain disputes, controversies and claims arising out of this Agreement without litigation. Accordingly, except in the case of (i) a dispute, controversy or claim relating to a breach or alleged breach of the provisions of Section 10, CONFIDENTIAL INFORMATION, (ii) a suit, action or proceeding to compel CONTRACTOR to comply with its obligations to indemnify CUSTOMER pursuant to this General Agreement or (iii) a suit, action or proceeding to compel either party to comply with the dispute resolution procedures set forth in this Section 11, the parties agree to use the following alternative procedure as their sole remedy with respect to any dispute, controversy or claim arising out of or relating to this Agreement or its breach. The term "Arbitrable Dispute" means any dispute, controversy or claim to be resolved in accordance with the dispute resolution procedure specified in this Section 11.

         (b)      At the written request of a party,  each party shall appoint a
                  knowledgeable,   responsible   representative   to  meet   and
                  negotiate in good


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                  faith to resolve any  Arbitrable  Dispute  arising  under this
                  Agreement.  The  parties  intend  that these  negotiations  be
                  conducted  by   nonlawyer,   business   representatives.   The
                  discussions   shall   be  left  to  the   discretion   of  the
                  representatives.   Upon  agreement  the   representatives  may
                  utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement shall be exempt from discovery and production, and which shall not be admissible in the arbitration described below or in any lawsuit without the
                  concurrence  of  all  parties.   Documents  identified  in  or
                  provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if
                  otherwise   admissible,   be   admitted  in  evidence  in  the
                  arbitration or lawsuit.

         (c) If the negotiations do not resolve the Arbitrable Dispute within sixty (60) days of the initial written request, the Arbitrable Dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. A party may demand such arbitration in accordance with the procedures set out in those rules. Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this Section. Each party may submit in writing to a party, and that party shall so respond, to a maximum of any combination of thirty-five (35) (none of which may have subparts) of the following: interrogatories, demands to produce documents and requests for admission. Each party is also entitled to take the oral deposition of one (1) individual of another party. Additional discovery may be permitted upon mutual agreement of the parties. The arbitration hearing shall be commenced within sixty (60) days of the demand for arbitration and the arbitration shall be held in Tampa, ------ Florida. The arbitrator shall control the scheduling so as to process the matter ------- expeditiously. The parties may submit written briefs. The arbitrator shall rule on the Arbitrable Dispute by issuing a written opinion within thirty (30) days after the close of hearings. The times specified in this Section may be extended upon mutual agreement of the parties or by the arbitrator upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

         (d) Each party shall bear its own cost of these procedures. A party seeking discovery shall reimburse the responding party the cost of production of documents (to include search time and reproduction time costs). The parties shall equally share the fees of the arbitration and the arbitrator.


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12.      RELATIONSHIP OF PARTIES

         In providing any Services pursuant to this Agreement, CONTRACTOR is acting solely as an independent contractor and not as an agent of any other party. Persons furnished by the respective parties shall be solely the employees or agents of such parties, respectively, and shall be under the sole and exclusive direction and control of such parties. They shall not be considered employees of the other party for any purpose. Each party shall be responsible for compliance with all laws, rules and regulations involving their respective employees or agents, including (but not limited to) employment of labor, hours of labor, health and safety, working conditions and payment of wages. Each party shall also be responsible, respectively, for payment of taxes, including federal, state, and municipal taxes, chargeable or assessed with respect to its employees or agents, such as social security, unemployment, worker's compensation, disability insurance and federal and state income tax withholding. Neither party undertakes by this Agreement or otherwise to perform or discharge any liability or obligation of the other party whether regulatory or contractual, or to assume any responsibility whatsoever for the conduct of the business or operations of the other party. Nothing contained in this Agreement is intended to give rise to a partnership or joint venture between the parties or to impose upon the parties any of the duties or responsibilities of partners or joint venturers.

13.      FORCE MAJEURE

         If performance of this Agreement is prevented, restricted or interfered with by reason of acts of God, wars, revolution, civil commotion, acts of public enemy, embargo, acts of government in its sovereign capacity, labor difficulties, including, without limitation, strikes, slowdowns, picketing or boycotts, or any other circumstances beyond the reasonable control and not involving any fault or negligence of the party affected, the party affected, upon giving prompt notice to the other party shall be excused from such performance on a day-to-day basis during the continuance of such prevention, restriction, or interference (and the other party shall likewise be excused from performance of its obligations on a day-to-day basis during the same period), provided, however, that the party so affected shall use its best reasonable efforts to avoid or remove such causes of nonperformance and both parties shall proceed immediately with the performance of its obligations under this Agreement whenever such causes are removed or cease.

14.      TAXES

         CONTRACTOR shall be responsible for the withholding and/or payment, as required by law, of all foreign, federal, state, and local taxes, including any VAT or value-added taxes, imposed an CONTRACTOR or its employees because of the performance of Services hereunder. Further, CONTRACTOR shall comply with all foreign, federal and state benefits laws applicable to CONTRACTOR or


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         its employees,  if any,  including making  deductions and contributions for social security and unemployment tax. CUSTOMER reserves the right, on reasonable notice, to inspect or audit CONTRACTOR's records to ensure compliance with this Section. CONTRACTOR agrees to indemnify CUSTOMER for any and all sums that are due and owing for withholding FICA and unemployment or other state, federal and foreign taxes. CONTRACTOR further agrees to make payments to foreign, federal and appropriate state authorities for withholding, FICA and unemployment taxes.

15.      ASSIGNMENT

         CUSTOMER hereby specifically contracts for services of CONTRACTOR, and CONTRACTOR may not assign, subcontract or delegate the performance of Services or other duties under this Agreement without the prior written consent of CUSTOMER, which consent may be withheld in CUSTOMER's sole and absolute discretion. CONTRACTOR's hiring of new full-time or temporary employees shall not be deemed an assignment under this
         Section 15.

16.      COMPLIANCE WITH LAWS

         (a) CONTRACTOR shall comply with the provisions of all applicable foreign, federal, state, and local laws, ordinances, regulations and codes (including procurement of required permits or certificates) in CONTRACTOR's performance under this Agreement including, but not limited to, German law, the Fair Labor Standards Act, the Americans with Disabilities Act (Public Law 101-336, 42 U.S.C. 12101 et seq.), safety and environmental laws, rules and ------- regulations, any laws, rules and regulations regarding wages, hours, fringe benefits and taxes, and federal and state Occupational Safety and Health Act Laws.

         (b) CONTRACTOR shall be solely responsible to provide such reasonable accommodations, to include auxiliary aids and services, as may be required under the Americans with Disabilities Act so as to enable any disabled person furnished by CONTRACTOR to perform the essential functions of the person's job as pertains to the Services. CONTRACTOR shall defend, indemnify and hold harmless CUSTOMER from any claim, demand, lawsuit, action or liability arising out of failure to comply with the provisions of the referenced Act with respect to providing reasonable accommodations for the person furnished by CONTRACTOR.

17.      WORK RULES

         CONTRACTOR, when performing Services under this Agreement, shall obey all rules and regulations established by CUSTOMER or o.tel.o regarding the conduct of their own employees, including no smoking policies and security rules and regulations.


                                                                    CONFIDENTIAL

18.      CONFLICTS OF INTEREST

         CONTRACTOR agrees to refrain from accepting or conducting assignments from any person, firm or company during the term of this Agreement which would conflict with or impair an unbiased performance of the Services or other duties under this Agreement. During the term of this Agreement, CONTRACTOR agrees promptly to disclose to CUSTOMER any business relationship or other matter that may raise a question concerning a conflict of interest.

19.      LIMITATION OF LIABILITY

A. IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER WHATSOEVER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF ANTICIPATED PROFITS OR REVENUE OR OTHER ECONOMIC LOSS IN CONNECTION WITH OR ENSUING FROM THIS AGREEMENT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

B. In no event shall CONTRACTOR be entitled to any direct monetary damages against CUSTOMER in excess of the amount paid by CUSTOMER to CONTRACTOR, under this Agreement, except that this limitation shall not apply to any remedy or damages with respect to claims for personal injury or property damage.

C. No action, regardless of form, arising out of the transactions contemplated by this Agreement may be brought by either party more than two (2) years after the cause of action has accrued, except that an action for non-payment may be brought within two (2) years after the date of last payment.

20.      INDEMNIFICATION

         (a) CONTRACTOR shall defend, indemnify and hold harmless CUSTOMER and its affiliates, officers, agents and employees from all claims, suits, actions, demands, damages, liabilities, expenses (including fees and disbursements of counsel), judgments, settlements and penalties of every kind related to CONTRACTOR's (either directly or through its officers, agents, sub- contractors or representatives) performance of the Services under this Agreement or violation of any term of this Agreement or the matters referred to in this Section. The foregoing indemnity, to the extent permitted by law, shall apply in the case of all claims which arise from the negligence, misconduct or other fault of CUSTOMER, provided, however, that if a claim is the result of the joint negligence, joint misconduct, or joint fault of CONTRACTOR and CUSTOMER, the amount of the claim for which CUSTOMER is entitled to indemnification shall be limited to that portion of such claim that is attributable to the negligence, misconduct or other fault of CONTRACTOR. The parties agree that the price for


                                                                    CONFIDENTIAL

                  Services provided under this Agreement includes consideration for the obligation to indemnify as set out in this Section. The obligations in this Section are in addition to
                  CONTRACTOR's duty to provide insurance and shall not be limited by any limitation on the amount or type of damages, compensation, or benefits payable by CONTRACTOR under the Worker's Compensation Acts, Longshoremen and Harborworker's Act, Disability Benefits Acts, or any other employee benefit act.

         (b) Without limitation of Subsection (a) above, CONTRACTOR shall, to the fullest extent permitted by law, defend, indemnify and hold harmless CUSTOMER, its officers, agents and employees, from all claims, suits, actions, demands, damages, liabilities, expenses (including fees and disbursements of counsel), judgments, settlements and penalties of every kind arising from or related to the following matters:

                  (1) CONTRACTOR's failure to comply with all foreign, federal, state or local laws, rules or regulations applicable to CONTRACTOR's employees;

                  (2) CONTRACTOR's failure to comply with terms of the Section entitled, CONFIDENTIAL INFORMATION, regarding proprietary information of CUSTOMER;

                  (3) CONTRACTOR's failure to pay all fees and royalties for the use of patented articles or methods in connection with the Services;

                  (4) CONTRACTOR's failure to obtain or maintain the Permits referred to in Section 20, PERMITS, except for those Permits that CUSTOMER has expressly agreed to obtain and maintain at CUSTOMER's expense;

                  (5)      Contributions   to   multiemployer    pension   plans
                           affecting CON-TRACTOR's employees;

                  (6) Any mechanic's or materialmen's liens or any other liens or encumbrances filed in respect of or placed upon any real property or improvements owned or leased by CUSTOMER as a result of any Services performed by or any other act or omission on the part of CONTRACTOR or any subcontractor or other person claiming by, through or under CONTRACTOR; or

                  (7) Any injury, sickness, disease or death of any person, damage to any properties or assets or remediation of any soil, surface water or groundwater resulting from the processing, use, distribution, treatment, storage, placement, removal, transportation or disposal


                                                                    CONFIDENTIAL
                           of any Hazardous Materials by CONTRACTOR or its officers, agents subcontractors or representatives.

                  (8) Any claim, action or proceeding affecting CUSTOMER arising out of the Contractor Agreement signed October 6, 1997, between CUSTOMER and First-Tel Communications, Inc., a copy of which is attached hereto and incorporated herein ("First-Tel Agreement"), including, but not limited to, any pleading, petition or order affecting CONTRACTOR arising out of the bankruptcy case, In The Matter of First Tel Communications, Inc., Case No. 97-11015 (Bankr. N.D. In. 1997). GTEDS will write a letter to the bankruptcy trustee in the above-cited case requesting that the trustee petition the court to issue an order abandoning the First-Tel Agreement, and upon the issuance of said order, the Indemnity in this Subsection 20(b)(8) shall be deleted.

         (c) CUSTOMER shall promptly notify CONTRACTOR in writing of any suits, claims or demands covered by this indemnity. Promptly after receipt of such notice, CONTRACTOR shall assume the defense of such claim with counsel reasonably satisfactory to CUSTOMER. If CONTRACTOR fails, within a reasonable time after receipt of such notice, to assume the defense with counsel reasonably satisfactory to CUSTOMER. Notwithstanding the above, if CUSTOMER in its sole discretion so elects, CUSTOMER may also participate in the defense of such actions by employing counsel at its expense, without waiving CONTRACTOR's obligations to indemnify or defend. CONTRAC- TOR shall not settle or compromise any claim or consent to the entry of any judgment without the prior written consent of CUSTOMER and without an unconditional release of all liability by each claimant or plaintiff to CUSTOMER.

21.      INSURANCE

         CONTRACTOR shall procure and maintain, at its sole cost and expense, policies of insurance naming CUSTOMER as an additional insured. The types of coverage, exclusions, limits of liability and deductible amounts applicable to such policies shall be as set forth in Exhibit 4. All such policies shall be issued by reputable and financially sound insurance companies reasonably acceptable to CUSTOMER and shall provide that no amendment or cancellation shall be effective unless CUSTOMER receives thirty (30) days' prior written notice. In addition, such policies shall serve to indemnify CUSTOMER and hold it harmless from all third party claims arising from or in any way connected with the Services performed by CONTRACTOR under this Agreement CONTRACTOR shall furnish to CUSTOMER prior to performing Services, and, on request of CUSTOMER from time to time thereafter, certificates evidencing that such policies are in full force and effect. Each certificate so furnished shall acknowledge that CUSTOMER is named as an additional insured under the


                                                                    CONFIDENTIAL
         applicable policies and shall set forth on its face the applicable limits of liability. The failure of CONTRACTOR to furnish any such certificate shall not diminish or otherwise affect its obligation to procure and maintain any policies of insurance contemplated by this Section. CONTRACTOR further agrees to take such actions as are necessary to ensure that all of its subcontractors, suppliers and independent contractors procure and maintain policies of insurance and furnish proof, in each case as if they were subject to the terms and provisions of this Agreement.

22.      CUSTOMER PLANT, WORK RULES, AND RIGHT OF ACCESS

         (a) CONTRACTOR shall furnish an adequate number of properly trained and fully qualified personnel, including supervisory and management, to provide Services. CONTRACTOR's manager must be available during business hours and other such times as an emergency may demand to insure that all problems, complaints, coordination, and any other necessary matters are attended to.

         (b) CONTRACTOR agrees that all employees, subcontractors, and agents assigned to fulfill this Agreement shall read and agree to CUSTOMER's Policy concerning Sexual Harassment, CUSTOMER's Contractor Code of Ethics and Business Standards and CUSTOMER's Policy concerning Alcohol and Drugs, copies of which are attached hereto as Exhibits 1-3. CONTRACTOR will be responsible for acquainting each CONTRACTOR employee, subcontractor, or agent with the contents of these statements and ensuring that each employee, subcontractor, or agent abides by them. Furthermore, CONTRACTOR warrants and represents that no employee of CUSTOMER, or any employee, subcontractor, or agent of any CUSTOMER affiliated company, is in the employment of CONTRACTOR, or receiving any compensation or any other thing of more than nominal value now or at any other time from CONTRAC- TOR, or any agent of CONTRACTOR. CONTRACTOR shall insure that its employees, agents and subcontractors comply with any policies, work rules and standards of o.tel.o.

         (c) All employees, subcontractors, and agents of CONTRACTOR shall abide by all CUSTOMER work rules while on CUSTOMER or o.tel.o premises. CUSTOMER shall have the right to modify the work rules or promulgate additional work rules, and CONTRACTOR and its employees, subcontractors, and agents shall comply with such modified or additional work rules immediately following CONTRACTOR's receipt of a written copy.

         (d) CUSTOMER reserves the right to determine in its sole discretion that any person supplied by CONTRACTOR is not capable or fit to perform the Services assigned. CUSTOMER may remove from its premises or the


                                                                    CONFIDENTIAL
                  premises of o.tel.o such person without incurring any liability or obligation to pay CONTRACTOR for unsatisfactory Services performed by said person or for any Services performed by said person after CUSTOMER gives notice of removal.

         (e) CUSTOMER reserves the right to request at any time and for any reason that specific employees, subcontractors, and agents of CONTRACTOR be removed from and not assigned by CONTRACTOR to perform Services for CUSTOMER, and CONTRACTOR acknowledges, agrees and understands that CONTRACTOR will immediately comply with such request by CUSTOMER.

         (f) CONTRACTOR shall not engage in any business or transaction or professional activity, or shall incur any obligation of any nature, that is in conflict with the proper discharge of Its duties while performing Services for CUSTOMER.

         (g) If CONTRACTOR is given access, whether on-site or through remote facilities, to any CUSTOMER computer or electronic data storage system in order for CONTRACTOR to accomplish the Services called for in this Agreement, CONTRACTOR shall limit such access and use solely to perform Services within the scope of this Agreement and shall not access or attempt to access any computer system, electronic file, software or other electronic services other than those specifically required to accomplish the Services required under this Agreement. CONTRACTOR shall limit such access to those of its employees whom CUSTOMER has authorized in writing to have such access in connection with this Agreement, and shall strictly follow all CUSTOMER's security rules and procedures for use of CUSTOMER's electronic resources. All user identification numbers and passwords disclosed to CONTRACTOR and any information obtained by CONTRACTOR as a result of CONTRACTOR's access to and use of CUSTOMER's computer and electronic data storage systems shall be deemed to be, and shall be treated as, CUSTOMER information under applicable provisions of this Agreement. CONTRACTOR agrees to cooperate with CUSTOMER in the investigation of any apparent unauthorized access by CONTRACTOR to CUSTOMER's computer or electronic data storage systems or unauthorized release of information by CONTRACTOR.

23.      PUBLICITY

         Each party agrees not to provide copies of this Agreement, or otherwise disclose the terms of this Agreement, to any third party without the prior written consent of the other party; provided, however, that CUSTOMER may, without obtaining CONTRACTOR's consent, provide copies or make disclosures to CUSTOMER's affiliates, or any regulatory or judicial body requesting such information. The


                                                                    CONFIDENTIAL
         parties further agree to submit to one another, for written approval, all advertising, sales promotion, press releases and other publicity matters relating to Services furnished pursuant to this Agreement, when its respective name or mark is mentioned or language from which the connection of said name or mark may be inferred or implied. The parties further agree not to publish or use such advertising, sales promotions, press releases, or publicity matters without such prior written approval. Any approval required under this Section shall not be unreasonably withheld or delayed by either party.

24.      TERMINATION

         Notwithstanding anything to the contrary contained in this Agreement, CUSTOMER reserves the right to terminate this Agreement at any time by delivering at least ten (10) calendar days' prior written notice of termination to CONTRACTOR. In the case of termination pursuant to this paragraph, CUSTOMER shall pay CONTRACTOR the Fees for Services accomplished for CUSTOMER under this Agreement and delivered to CUSTOMER, and for Per Diem incurred by CONTRACTOR prior to and including the date of termination. Upon termination, CONTRACTOR shall deliver to CUSTOMER all completed work and work in progress, to include notes, draft reports and similar materials.

25.      NOTICE

         Any notice required to be given hereunder shall be given by facsimile transmission or by any method which will require a signed acknowledgment of receipt. Notices shall be deemed given on the first business day (Monday through Friday, exclusive of the parties' holidays) following the date shown on the facsimile transmission or the date shown on the signed evidence of receipt, as the case may be. Notices intended for CUSTOMER shall be sent to its address appearing on page 1 hereof to the attention of its Director - CS Product Management
         - Network Services (facsimile 972 256 2512), with a copy to the Law Department (facsimile 813 978 4163). Notices intended for CONTRACTOR shall be sent to its address appearing on page 1 hereto to the attention of its Vice President (facsimile 516 231 1446). Either party may change its address for notice purposes by notifying the other party in accordance with this Section. Routine correspondence does not fall within the intent of this Section.

26.      WAIVER OF TERMS AND CONDITIONS

         Failure to enforce any of the terms or conditions of this Agreement shall not constitute a waiver of any such terms or conditions, or of any other terms or conditions.


                                  CONFIDENTIAL

27.      PRECEDENCE OF DOCUMENTS

         In case of conflict between provisions of this Agreement (for purposes of this paragraph, meaning just the Agreement document without Schedule
         A) and provisions contained in Schedule A, this Agreement shall govern. In case of conflict between provisions of either this Agreement and Schedule A and a subsequent written amendment or modification, the subsequent amendment or modification shall govern.

28.      SEVERABILITY

         If any term or provision of this Agreement shall be declared invalid, illegal or unenforceable, the invalidity, illegality or unenforceability thereof shall not affect the remaining terms or provisions.

29.      SURVIVAL OF OBLIGATIONS

         The respective obligations of CONTRACTOR and CUSTOMER under this Agreement which by their nature would continue beyond the termination, cancellation or expiration of the Agreement, shall survive termination, cancellation or expiration.

30.      APPLICABLE LAW

         This Agreement, and the rights and obligations contained in it, shall be governed by and construed in accordance with the laws of the State of Florida, without regard to any conflicts of law principles that would require the application of the laws of any other jurisdiction.

31.      ENTIRE AGREEMENT

         This Agreement represents the entire understanding between the parties with the respect to the provisions and cancels and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter. This Agreement may only be modified or amended by an instrument in writing signed by duly authorized representatives of the parties. No verbal changes to the scope of Services shall be permitted, and CUSTOMER shall make no payment for Services performed pursuant to verbal order or agreement.


                                                                    CONFIDENTIAL

IN WITNESS WHEREOF, the parties hereto have executed this Agreement through their authorized representatives.


CUSTOMER:                                         CONTRACTOR:

GTE DATA SERVICES G.M.B.H.                        CYBER DIGITAL, INC.

/s/                                               /s/ Robert G. Keller
------------------------------                    ---------------------------
                                                  Robert G. Keller
/s/
------------------------------

                                                  Vice President
------------------------------                    ---------------------------
(Title)                                           (Title)

     12-9-97                                           12-5-97
------------------------------                    ---------------------------
(Date)                                            (Date)


                                                  ATTEST:


                                                  ---------------------------
                                                  Corporate Seal (If Applicable)


                                                                    CONFIDENTIAL

                                   SCHEDULE A

                                    SERVICES

On the Commencement Date of this Agreement, or as soon thereafter as determined by CUSTOMER, CONTRACTOR will make two (2) qualified persons available to perform the services ("Services") described below:

         SS7/AIN Technician ("Technician"). This individual will be responsible for the implementation, turnup and ongoing maintenance of DSC SS7/AIN equipment. This individual will manage approximately three DSC SS7/AIN switching technicians and one or more DSC SS7/AIN database administrators.

         SS7/AIN  DataBase  Administrator  ("Administrator").   This  person  is
responsible for the installation and ongoing management of the DSC SS7/AIN database and for the activation of SS7/AIN services and features.

Contracted individuals should be available for training in Dallas, Texas, one week prior to deployment in Essen, Germany. Deployment in Essen, Germany shall begin on October 1, 1997, or at a later date as determined by the CUSTOMER.


                                                                    CONFIDENTIAL

                                    EXHIBIT 1

                       POLICY CONCERNING SEXUAL HARASSMENT

It is the policy of CUSTOMER to provide a work environment free from all forms of sexual harassment.

Any unwelcome sexual advances, requests or demands for sexual favors, and other visual, verbal, or physical conduct of a sexual nature constitute sexual harassment when:

o submission to such conduct is made either explicitly or implicitly a term or condition of any individual's employment;

o submission to or rejection of such conduct by an individual is used as a basis for employment decisions affecting individuals such as, but not limited to, promotions;

o such conduct has the purpose or effect of unreasonably interfering with an individual's work performance or creating an intimidating, hostile, or offensive working environment.

CONTRACTOR shall instruct its employees that any such conduct while performing Services for CUSTOMER or while on CUSTOMER's premises will not be tolerated and CONTRACTOR shall take all necessary steps to insure that this policy is enforced.


                                                                    CONFIDENTIAL

                                    EXHIBIT 2

                       POLICY CONCERNING ALCOHOL AND DRUGS

CONTRACTOR shall not permit its employees that are performing Services for CUSTOMER to consume alcoholic beverages of any kind at any time during the CONTRACTOR employee's tour of duty, including any extension of the tour, and including all relief or lunch breaks associated with the CONTRACTOR employee's tour of duty. CONTRACTOR shall not permit its employees that are performing Services for CUSTOMER at any time, whether on or off duty, to drive a CUSTOMER-owned vehicle after having consumed any kind of alcoholic beverage. CONTRACTOR shall not permit any of its employees to enter CUSTOMER premises while under the influence of alcohol. There can be no compromise in the requirement that any individual who violates this policy is subject to removal.

Any CONTRACTOR employee found to be using, possessing, furnishing, selling or soliciting the sale of any drug contrary to law on CUSTOMER property or during hours that such employee is performing Services for CUSTOMER will be subject to immediate removal from the promises and, in addition, will be reported to the responsible law enforcement agency. There can be no compromise for any individual who violates this policy.


                                                                    CONFIDENTIAL

                                    EXHIBIT 3

                CONTRACTOR CODE OF ETHICS AND BUSINESS STANDARDS


BASIC RESPONSIBILITY

In traditionally placing the highest trust in the Fundamental Honesty and Integrity of each employee, CUSTOMER in turn expects that each CONTRACTOR employee's conduct should at all times reflect favorably upon CUSTOMER and all of its employees.

Serving the public provides each of us with a great responsibility. Consequently, there can be no compromise in the requirement that any individual who violates CUSTOMER's Contractor Code of Ethics and Business Standards is subject to removal.

SECRECY OF COMMUNICATIONS

Every communication of any type which is transmitted through the facilities of CUSTOMER is the personal property of the person using the facilities. It is the right of every person using CUSTOMER's services to have the absolute privacy of its communication protected. The substance, content, or nature of every telephone conversation or communication which is handled for CUSTOMER's subscribers - or fact that there has been a conversation or communication - is not be to divulged.

A CONTRACTOR employee may not use for his benefit, or for that of others, any information derived from any conversation or communication from a subscriber, or from records concerning a subscriber.

Unauthorized persons are not to be permitted to listen to or view any communication handled. CONTRACTOR's employees must not monitor any connection more then necessary for its proper supervision.

Information regarding the equipment, trunks, circuits, cables, and use of facilities, nonpublished numbers, or ticket records of calls must not be given to any unauthorized person.

Secrecy of communication is a fundamental policy of CUSTOMER, and is protected by Federal and State laws which impose severe penalties upon any persons who violate this secrecy.

Protection of CUSTOMER's investment in equipment, tools, supplies, and vehicles against loss, theft, damage, vandalism, or unauthorized disposal is vitally important. Tools, supplies, materials vehicles, telephones and other equipment and facilities are purchased with CUSTOMER funds for CUSTOMER use. They belong to CUSTOMER in every sense, and are not to be used for personal benefit of an employee of


                                                                    CONFIDENTIAL

CONTRACTOR; all unused or surplus CUSTOMER owned material is to be returned to the closest storeroom before leaving the area.

Personal long distance calls are not to be charged to CUSTOMER telephones, nor made on an unauthorized basis from switchboards, testboards, terminals, or other facilities locations.


                                                                    CONFIDENTIAL